Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Veeva Systems Inc.:

We consent to the use of our report dated June 26, 2013 included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Santa Clara, California

October 15, 2013